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                              GENMAR HOLDINGS, INC.
                       100 SOUTH FIFTH STREET, SUITE 2400
                          MINNEAPOLIS, MINNESOTA 55402


                                October __, 1999





                           Re: GRANT OF STOCK OPTIONS

Dear ___________:

     1. GRANT. As partial consideration for your agreeing to continue to be a senior executive officer or Chairman of the Board of Directors of Genmar Holdings, Inc. (the "Company"), the Board of Directors of the Company (the "Board") hereby grants to you:

               (a) an option (the "Initial Option") to purchase _____ shares of common stock, par value $0.01, of the Company (the "Common Stock") at an exercise price of $____ per share (the "Initial Exercise Price").

               (b) a second option (the "Second Option") to purchase _______ shares of Common Stock at an exercise price of $____ per share [150% of Initial Exercise Price] (the "Subsequent Exercise Price"); and

               (c) a third option (the "Third Option," and together with the Initial Option and the Second Option, the "Options") to purchase _______ shares of Common Stock at an exercise price of $____ PER SHARE [150% OF THE SUBSEQUENT EXERCISE PRICE].

     2. VESTING OF OPTIONS.

               (a) Your right to exercise the Initial Option shall vest and become exercisable as follows:

                    (i) one-half shall vest and become fully exercisable on the first anniversary of the date of grant of such Option; and

                    (ii) one-half shall vest and become fully exercisable on the second anniversary of the date of grant of such Option.


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               (b)  Your right to exercise the Second Option shall vest and become exercisable as follows:

                    (i) if the Common Stock trades at an average of 150% of the Initial Exercise Price over a period of 30 consecutive trading days at any time within three years after the date hereof (the "Second Option Measurement Period"), one half shall vest and become exercisable on the first anniversary of the first day after the end of the Second Option Measurement Period and one-half shall vest and become exercisable on the second anniversary of the first day after the end of the Second Option Measurement Period;

                    (ii) to the extent not vested pursuant to clause (i) above, the Second Option shall vest and become exercisable in its entirety on October __, 2009.

               (c) Your right to exercise the Third Option shall vest and become exercisable as follows:

                    (i) if the Common Stock trades at an average of 150% of the Subsequent Exercise Price over a period of 30 consecutive trading days at any time within three years after the date hereof (the "Third Option Measurement Period"), one half shall vest and become exercisable on the first anniversary of the first day after the end of the Third Option Measurement Period and one-half shall vest and become exercisable on the second anniversary of the first day after the end of the Third Option Measurement Period;

                    (ii) to the extent not vested pursuant to clause (i) above, the Third Option shall vest and become exercisable in its entirety on October __, 2009.

     3. TERM.

               (a) Subject to the provisions of this paragraph, the unexercised portion of the Initial Option, unless sooner terminated as provided herein, shall expire on October __, 2004 and, notwithstanding anything contained herein to the contrary, no portion of the Initial Option may be exercised after such date.

               (b) Subject to the provisions of this paragraph, the unexercised portion of the Second Option, unless sooner terminated as provided herein, shall expire on October __, 2009; PROVIDED, HOWEVER, that in the event the Second Option vests pursuant to paragraph 2(b)(i), it shall expire on the fifth anniversary of the first day after the end of


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                    the Second Option Measurement Period, unless sooner
                    terminated as provided herein.

               (c) Subject to the provisions of this paragraph, the unexercised portion of the Third Option, unless sooner terminated as provided herein, shall expire on October __, 2009; PROVIDED, HOWEVER, that in the event the Third Option vests pursuant to paragraph 2(c)(i), it shall expire on the fifth anniversary of the first day after the end of the Third Option Measurement Period, unless sooner terminated as provided herein.

               (d) The date an Option expires pursuant to this paragraph 3 shall be referred to herein as the "Expiration Date."

     4. TIME AND METHOD FOR EXERCISING AN OPTION.

               (a) TIME. You may exercise a vested Option in one or more installments from time to time prior to its Expiration Date, subject to the provisions of subparagraph (b), below.

               (b) TERMINATION. If prior to the Expiration Date, you have a Termination of Employment (as defined below), any outstanding Options will terminate on the applicable date as described below; provided, however, that none of the events described below shall extend the period of exercisability beyond its Expiration Date:

                    (i) if you have a Termination of Employment by reason of your death, the Options shall fully vest and become immediately exercisable, shall remain exercisable for six (6) months after your death and shall be exercisable by the executor or administrator of your estate or the person or persons to whom your rights under the Options shall pass by will or the laws of descent or distribution;

                    (ii) if you have a Termination of Employment by reason of
                         your "permanent disability" (as defined below), the Options shall fully vest and become immediately exercisable, and shall remain exercisable for six (6) months after you became permanently disabled; PROVIDED, HOWEVER, that if you die within six (6) months following such disability and you have not exercised the Options, the Options shall remain exercisable for an additional six (6) months after your death and shall be exercisable by the executor or administrator of your estate or the person or persons to whom your rights under the Options shall pass by will or the laws of descent or distribution;


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                    (iii) if you have a Termination of Employment for any reason other than for "Cause" (as defined below), death or permanent disability, your non-vested Options shall immediately become null and void and your vested
                         Options shall remain exercisable for three (3) months after the Termination of Employment; and

                    (iv) if you have a Termination of Employment for "Cause,"
                         the Options, to the extent not theretofore exercised, shall immediately become null and void.

         In the case of subparagraph (b)(i), (ii) and (iii), Options not exercised by the revised expiration date for the Options shall become null and void.

               (c) Upon the occurrence of a "Change in Control" (as defined below), the Options shall fully vest.

               (d) DEFINITIONS. The following definitions shall be applicable for purposes of this Agreement.

                    (i) "Cause" shall mean: (a) your violation of any non-competition and/or confidentiality provisions agreed to at any time between you and the Company or its affiliates; (b) your commission of an intentional act of fraud, embezzlement, theft or dishonesty against the Company or its affiliates; (c) your conviction of, or pleading of NOLO CONTENDERE to, any crime which constitutes a felony or misdemeanor involving moral turpitude or which might, in the reasonable opinion of the Company, cause embarrassment to the Company; or (d) the gross neglect or willful failure by you to perform your duties and responsibilities in all material respects with respect to services rendered to the Company, if such breach of duty is not cured within 30 days after written notice thereof to you by the Board. For purposes of clause (d), no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that such act, or failure to act, was in the best interest of the Company.

                    (ii) A "Change of Control" shall mean:

                        (1) A change of control of the Company that would be required to be reported in response to Item 6(e) of
                             Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; or


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                        (2)  During any period of two (2) consecutive years, the
                             individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                        (3) The Company's Common Stock shall cease to be publicly traded after initially being publicly traded; or

                        (4) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                        (5) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 4(d)(ii)(1) above, and such transaction shall have been consummated.

                  For purposes of this Section 4(c)(ii), "Continuing Directors" shall mean (x) the directors of the Company in office on the date of grant of the Initial Option (the "Effective Date") and any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office (or by the Nominating Committee of the Board of Directors of the Company) at the time of his or her nomination or selection.

                    (iii) "Permanent Disability" shall mean any physical or
                         mental disability or incapacity which, in the sole determination of the Board of Directors, renders you incapable of fully performing the services required of you in accordance with your obligations with respect to the Company or a subsidiary of the Company for a period of 180 consecutive days or for shorter periods aggregating 180 days during any period of twelve (12) consecutive months.

                    (iv) "Termination of Employment" shall mean the earlier of
                         (i) your termination of employment with the Company or Jacobs Management Corporation, unless you are immediately thereafter employed by the Company, or a subsidiary, (ii) the termination of the management contract between the Company and Jacobs Management Corporation, unless you are immediately thereafter


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                         employed by the Company or a subsidiary, (iii) in the
                         event (i) or (ii) would be applicable but for your employment with the Company or a subsidiary, your termination of employment with the Company or the subsidiary, as applicable, (iv) your permanent disability or (v) your death.

               (e)  METHOD.

                    (i) NOTICE AND PAYMENT. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of such Option by the person entitled to exercise such Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. The consideration to be paid for the Common Stock to be issued upon exercise of the Option shall be payment in cash, by check, or with shares of the Company's Common Stock, as provided in Section (e)(ii) below. As soon as administratively practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the shares of Common Stock purchased (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

                    (ii) ALTERNATIVE METHODS FOR EXERCISE OF OPTION. You may
                         elect to exercise an Option in whole or in part by (a) delivering whole shares of the Company's Common Stock previously owned by you (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate Option price; or (b) by delivery to the Company of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares and promptly deliver to the Company the portion of the proceeds equal to the Option price and any amount necessary to satisfy the Company's obligation for withholding taxes, or any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their fair market value on the date of exercise of the Option and shall have been held by you for at least six months.

                    (iii) VOTING AND DIVIDEND RIGHTS. Until the issuance of such stock certificates (as evidenced by the appropriate entry on


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                         the books of the Company or of a duly authorized
                         transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares underlying the Option notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date occurs prior to the date the stock certificates are issued.

     5. ANTI-DILUTION PROTECTION.

               (a) In the event of any change in the shares subject to the Options granted hereunder or to the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividends, stock split, reverse stock split, split up, spin off, combination of shares, exchange of shares, dividends in kind or other like change in the capital structure of the Company or distribution (other than normal cash dividends) to shareholders of the Company, in order to prevent dilution or enlargement of your rights under the Options, the Board of Directors shall adjust, in its sole discretion, in an equitable manner as applicable, the form of and number of shares which may be acquired pursuant to the exercise of Options and the exercise price of shares of such Options. The determination of the Board of Directors as to these matters shall be conclusive and binding.

               (b) The Board of Directors, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company or the events specified in paragraph 5(a), each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the value of the consideration paid to stockholders of the Company in connection with such Change of Control or other event over the exercise price per share of such Option, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Board of Directors, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Option is subject to the reporting requirements of
                    Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.


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     6. NON-TRANSFERABILITY. The Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and shall be exercisable, during your lifetime only by you.

     7. WITHHOLDING. The Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the issuance or disposition of such shares pursuant to the Options, or may require you to reimburse the Company in such amount. The Company is not required to issue any shares until you have satisfied withholding requirements, to the extent applicable.

     8. NOTICES. All notices to the Company under this agreement shall be in writing and shall be delivered by personal service , facsimile or registered or certified mail (if such service is not available, then by first class mail), postage pre-paid, to such address as may be designated from time to time by the Company, and which shall initially be:

                  Genmar Holdings, Inc.
                  100 South Fifth Street, Suite 2400
                  Minneapolis, Minnesota  55402
                  Attention:  General Counsel

                  All notices shall be deemed given when received.

     9. NO EFFECT ON TERMS OF EMPLOYMENT. This Agreement is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided. Nothing herein shall be construed to impose any obligation on the Company to continue your employment and it shall not impose any obligation on your part to remain in the employ of the Company.

     10. TRANSFER RESTRICTIONS. The Company agrees that at the time of exercise of an Option, it will use reasonable best efforts to have an effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), which includes a prospectus that is current with respect to the shares subject to such Option. You covenant and agree with the Company that if, at the time of exercise of such Option, there does not exist a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to such Option,

               (a) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof;

               (b) that any subsequent offer for sale or sale of any such shares shall be made either:

                    (i) pursuant to a Registration Statement on an appropriate form under the Act, which Registration Statement shall have


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                         become effective and shall be current with respect
                         to the shares being offered and sold, or

                    (ii) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and

          (c) that you agree that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

     11. SEVERABILITY OF PROVISIONS. If any provision of this agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this agreement shall be construed and enforced as if it did not include such provision.

     12. AMENDMENT. This agreement cannot be amended except by a writing executed by the Company and you.

     13. APPLICABLE LAW; HEADINGS. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. The headings in this agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

                                         Very truly yours,

                                         GENMAR HOLDINGS, INC.



                                         By:
                                             ------------------------------
ACCEPTED:


---------------------------------------------
Signature of Senior Executive


---------------------------------------------
Name of Senior Executive


Dated:
       --------------------- , ------


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